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                                                                  Exhibit 10.4

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

          Corporation:             COMBINATORX, INCORPORATED, a Delaware corporation
          Number of Shares:        128,000 (subject to adjustment pursuant to Article 2)
          Class of Stock:          $0.001 par value Common Stock
          Initial Exercise Price:  $3.75 per share (subject to adjustment pursuant to Article 2)
          Issue Date:              September 10, 2002
          Expiration Date:         September 9, 2007

     THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, ROCKPORT VENTURE SECURITIES, LLC, a Delaware limited liability company or its assignee ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

ARTICLE 1.   EXERCISE.

     1.1 METHOD OF EXERCISE. Holder may exercise this warrant by delivering this warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check (for immediately available funds) for the aggregate Warrant Price for the Shares being purchased.

     1.2 CASHLESS CONVERSION RIGHT. In lieu of exercising this warrant for cash as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

     1.3 FAIR MARKET VALUE. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

     1.4 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

     1.5 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

     1.6     SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

             1.6.1 "ACQUISITION." For the purpose of this warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any

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reorganization, consolidation, or merger of the Company where the holders of the
Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

             1.6.2 AUTOMATIC EXERCISE OF WARRANT. Upon the closing of any Acquisition, to the extent this warrant has not already been exercised, this warrant shall be deemed to have been automatically (without the need for any action on the part of the Holder) exercised immediately prior to the closing of the said Acquisition by the cashless conversion method described in Section 1.2.

ARTICLE 2.   ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

     2.1 STOCK DIVIDENDS, SPLITS, ETC. If, after the Issue Date, the Company declares or pays a dividend on its common stock payable in common stock or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this warrant (to the extent not already exercised), for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares for which this warrant may still be exercised shall be proportionately decreased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased and the number of Shares for which this warrant may still be exercised shall be proportionately increased.

     2.4 ANTI-DILUTION ADJUSTMENTS. The Warrant Price shall also be subject to adjustment under the circumstances and in the manner set forth in EXHIBIT A. Notwithstanding any other provision of this warrant, this warrant may be exercised for that number of Shares equal to (a) the "Number of Shares" specified at the top of the first page of this warrant, multiplied by (b) the "Initial Exercise Price" specified at the top of the first page of this warrant, divided by (c) the then current Warrant Price as such may have been adjusted pursuant to the provisions set forth in EXHIBIT A.

     2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

     2.6 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of

                                        2
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adjustments leading to such Warrant Price.

ARTICLE 3.   REPRESENTATIONS AND COVENANTS OF THE COMPANY.

     3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

             (a) All Shares which may be issued upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

             (b) The Company's capitalization table attached to this warrant is true and complete as of the Issue Date.

     3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

     3.3 INFORMATION RIGHTS. So long as the Holder holds this warrant and/or any of the Shares, the Company shall deliver to the Holder (at the same time as delivered to the Company's stockholders) the annual audited financial statements of the Company certified by INDEPENDENT public accountants of recognized standing.

ARTICLE 4.   MISCELLANEOUS.

     4.1 TERM: NOTICE OF EXPIRATION. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

     4.2 LEGENDS. This warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This warrant and the Shares issuable upon exercise of this warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

                                        3
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     4.4     TRANSFER PROCEDURE. Subject to the provisions of Section 4.3,
Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); PROVIDED, HOWEVER, that Holder may transfer all or part of this warrant to its affiliates at any time without notice to the Company, and such affiliate shall then be entitled to all the rights of Holder under this warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this warrant is issued in the name of the affiliate that exercises the warrant. The terms and conditions of this warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns. The Company shall have the right to refuse to transfer any portion of this warrant to any person who directly competes with the Company, unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934.

     4.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as follows:

                            Rockport Venture Securities, LLC
                            63 Main Street
                            Gloucester, MA 01936
                            Attention: Manager

     4.6 WAIVER. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.7 ATTORNEYS' FEES. In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     4.8 GOVERNING LAW. This warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its principles regarding conflicts of law.


                            COMBINATORX, INCORPORATED


                            By: /s/ Edward Davis
                               -------------------------------------------------
                            Edward Davis
                            Executive Vice President and Chief Financial Officer Hereunto Duly Authorized

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                                   APPENDIX 1

                               NOTICE OF EXERCISE

     1. The undersigned hereby elects to purchase ___________ shares of the ___________ stock of COMBINATORX, INCORPORATED pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. The undersigned hereby elects to convert the attached warrant into shares in the manner specified in Section 1.2 of the warrant. This conversion is exercised with respect to ___________ of the shares covered by the warrant.

     [STRIKE WHICHEVER OF PARAGRAPH 1 OR 2 THAT DOES NOT APPLY.]

     3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

          Rockport Venture Securities, LLC
          63 Main Street
          Gloucester, MA 01936
          Attention: Manager

          OR Registered Assignee

          Name: ___________________

          Address: ________________

          _________________________

     4. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

ROCKPORT VENTURE SECURITIES, LLC
or Registered Assignee



___________________________________
(Signature)


___________________________________
 (Date)

                                        5
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                                    EXHIBIT A

                            ANTI-DILUTION ADJUSTMENTS

(i) If the corporation shall issue, after the "Issue Date" as set forth at the top of the first page of this warrant (the "Original Purchase Date"), any Additional Stock (as defined below in section (ii)) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Additional Stock, the Warrant Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of shares of Additional Stock so issued would purchase at such Warrant Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of convertible Preferred Stock and all vested securities convertible into or exchangeable for Common Stock at such time had been fully converted into or exchanged for shares of Common Stock immediately prior to such issuance as of such date.

     (A) No adjustment of the Warrant Price shall be made in an amount less than one cent per share, PROVIDED that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (B)(4) and (B)(5), no adjustment of such Warrant Price pursuant to this Section (i) shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.

     (B) For purposes of determining whether any Additional Stock (as defined below) was issued for consideration less than the Warrant Price pursuant to Section (i), the consideration deemed received by the corporation for the issue of any Additional Shares (as defined below) of Common Stock shall be computed as follows:

          (1)  CASH AND PROPERTY: Such consideration shall:

               (I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation, excluding amounts paid or payable for accrued interest;

               (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the corporation; and

               (III) in the event Additional Shares (as defined below) of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors of the Corporation.

          (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the corporation for Additional Shares (as defined below) of Common Stock deemed to have been issued pursuant to Section
          (i)(B)(3), relating to options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock, shall be determined by dividing

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               (I)   the total amount, if any, received or receivable by the
               corporation as consideration for the issue of such options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such options to purchase Common Stock or the conversion or exchange of such convertible securities for Common Stock, or in the case of options for convertible securities that may be converted into Common Stock, the exercise of such options for such convertible securities and the conversion or exchange of such convertible securities, by

               (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock.

          (3) If the corporation at any time or from time to time after the Original Purchase Date shall issue any options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock (excluding options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are specifically excepted from the definition of Additional Shares of Common Stock by Section (ii) below) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options to purchase or rights to subscribe for Common Stock or, in the case of options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock therefor, the conversion or exchange of such securities convertible into or exchangeable for Common Stock, shall be deemed to be Additional Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

          (4) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock, Including, but not limited to, a change resulting from the antidilution provisions thereof, the Warrant Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

          (5) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

          (6) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections (i)(B) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section (i)(B)(4) or (5).

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          (G)  the issuance of shares of capital stock of the Company in connection with any strategic alliances or strategic licensing agreements approved by the Board of Directors including the affirmative vote of the member of the Board of Directors appointed solely by the holders of Series C Preferred Stock;

          (H) shares of Common Stock issued upon conversion of the Series Preferred Stock; and

          (I) shares of Common Stock issued or issuable in a public offering before or in connection with which all outstanding shares of Series Preferred Stock will be converted to Common Stock.

END OF EXHIBIT A

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